UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K/A

                                  CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                  Date of Report
                      (Date of earliest event reported)

                                  April 17, 2001


               Exact Name of Registrant as specified in its charter

                                 MYCOM GROUP, INC.


State or other jurisdiction                                     IRS Employer
   of incorporation             Commission File Number     Identification Number
---------------------------     ----------------------     ---------------------
       Nevada                         0-29836                    33-0677545



                      Address of principal executive offices

                           602 Main Street, Suite 1200
                             Cincinnati, Ohio 454202


                          Registrant's telephone number

                                 (513) 352-5560



Item 7. Financial Statements and Exhibits - Index.

    (a)  Financial statements of businesses acquired.

    (b)  Pro Forma financial information


    2(a)  -   Agreement and Plan of Reorganization             See Exhibit B to
                                                 Schedule 13D filed May 7, 2001

    2(b)  -   $587,857.03 Promissory Note from                                *
              Mycom Group, Inc. to James T. Bobbitt

    2(c)  -   $587,857.03 Promissory Note from                                *
              Mycom Group, Inc. to Rob R. Bransom

    2(d)  -   Stock Purchase Agreement                         See Exhibit A to
                                                 Schedule 13D filed May 7, 2001

    2(e)  -   $253,440.99 Promissory Note from Broughton                      *
              Acquisition, LLC to Joan Carroll

    2(f)  -   $234,667.58 Promissory Note from Broughton                      *
              Acquisition, LLC to Patti Massey

    2(g)  -   $187,734.06 Promissory Note from Broughton                      *
              Acquisition, LLC to Allan Massey

    2(h)  -   $262,827.69 Promissory Note from Broughton                      *
              Acquisition, LLC to George Young

    2(i)  -   Escrow Agreement by and among Allan Massey,                     *
              Patti Massey, Joan Carroll, George Young and
              Broughton Acquisition, LLC, and Joan Carroll and
              James T. Bobbitt as Escrow Agent

  *  Previously filed as an exhibit to Mycom's Form 8-K dated April 17,
     2001 and filed with the Securities and Exchange Commission on May 2, 2001.


Item 7:	(a)	Financial statements of businesses acquired.

                         INDEX TO FINANCIAL STATEMENTS

                             BOBBITT & BRANSOM, INC.
           d/b/a Broughton International Enterprises & Web Solutions


                              FINANCIAL STATEMENTS

                                      with

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         Report of Independent Certified Public Accountants              6

         Financial Statements:

                 Balance Sheet                                           7

                 Statements of Operations                                8

                 Statement of Changes in  Stockholders'
		  Equity                                                 9

                 Statements of Cash Flows                               10

                 Notes to Financial Statements                          11




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Board of Directors
Bobbitt & Bransom, Inc.
Cincinnati, OH

We have audited the accompanying balance sheet of Bobbitt & Bransom, Inc. as of December 31, 2000, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2000 and December 31, 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Bobbitt & Bransom, Inc. as of December 31, 2000, and the results of its operations, changes in its stockholders' equity and its cash flows for the years ended December 31, 2000 and December 31, 1999 in conformity with generally accepted accounting principles.


                                     Schumacher & Associates, Inc.
                                     Certified Public Accountants
                                     2525 Fifteenth Street, Suite 3H
                                     Denver, CO 80211

April 2, 2001



                             BOBBITT & BRANSOM, INC.
            d/b/a Broughton International Enterprises & Web Solutions

                                 BALANCE SHEET
                               December 31, 2000

                                    ASSETS

Current Assets:
  Cash                                                  $    46,655
  Accounts receivable                                       943,145
  Prepaid expenses                                            4,658
  Income tax refund receivable                               20,808
                                                        -----------
     Total Current Assets                                 1,015,266
  Goodwill, net of accumulated
   amortization of $170,984                                 195,410
  Furniture and equipment, net
   of depreciation of $156,260                              105,640
  Other                                                       3,883
                                                        -----------
  TOTAL ASSETS                                          $ 1,320,199
                                                        ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued expenses                 $   991,059
                                                        -----------
     Total Current Liabilities                              991,059
                                                        -----------
TOTAL LIABILITIES                                           991,059
                                                        -----------
Stockholders' Equity:

  Common stock, no par value,
   100 shares authorized,
   20 issued and outstanding                                     20
  Additional Paid In Capital                                208,980
  Retained earnings                                         120,140
                                                        -----------
TOTAL STOCKHOLDERS' EQUITY                                  329,140
                                                        -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 1,320,199
                                                        ===========

The accompanying notes are an integral part of the financial statements.

                             BOBBITT & BRANSOM, INC.
           d/b/a Broughton International Enterprises & Web Solutions

                            STATEMENTS OF OPERATIONS


                                                2000                  1999
                                            -------------        -------------
Revenue                                      $ 5,770,098          $ 6,812,892
                                             -----------          -----------
Expenses:
     Cost of products sold                     4,373,588            4,818,311
     Salaries                                    407,244              432,740
     Depreciation and amortization                77,530               80,316
     Officers' salaries                          490,000              874,000
     Commissions                                 154,936              199,699
     Insurance                                    42,327               39,041
     Payroll taxes                                67,149               74,762
     Rent                                         55,035               46,616
     Other                                       105,617              127,266
                                             -----------          -----------
                                               5,773,426            6,692,751
                                             -----------          -----------
Net operating income (loss)                      (3,228)              120,141

Other income (expense):
     Loss on disposition of equipment                  -              (12,460)
     Interest income                               2,275                4,129
     Interest (expense)                           (8,002)              (5,187)
                                             -----------          -----------
Net income (loss) before
 provision for income taxes                       (9,055)             106,623

Provision for income taxes:
 Current                                           3,455               29,540
                                             -----------          -----------
                                                   3,455               29,540

Net Income (Loss)                            $   (12,510)         $    77,083
                                             ===========          ===========
Per Share                                    $   (625.50)         $  3,854.15
                                             ===========          ===========
Weighted Average Shares Outstanding                   20                   20
                                             ===========          ===========



The accompanying notes are an integral part of the financial statements.




                                BOBBITT & BRANSOM, INC.
             d/b/a Broughton International Enterprises & Web Solutions

                    STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                    For the Period from December 31, 1998 through
                                 December 31, 2000

                                                                  Additional
                                        Common        Stock        Paid-in        Retained
                                      No./Shares      Amount       Capital        Earnings           Total
                                      ----------     ---------    ----------      ---------       -----------
Balance at December 31, 1998                  20     $      20    $  208,980      $  55,567       $   264,567


Net income for the year
ended December 31, 1999                        -             -             -         77,083            77,083
                                      ----------     ---------    ----------      ---------       -----------
Balance at December 31, 1999                  20            20       208,980        132,650           341,650

Net loss for the year ended
December 31, 2000                              -             -             -        (12,510)          (12,510)
                                      ----------     ---------    ----------      ---------       -----------
Balance at December 31, 2000                  20     $      20    $  208,980      $ 120,140       $   329,140
                                      ==========     =========    ==========      =========       ===========



The accompanying notes are an integral part of the financial statements.





                             BOBBITT & BRANSOM, INC.
           d/b/a Broughton International Enterprises & Web Solutions

                            STATEMENTS OF CASH FLOWS

                        For the Years Ended December 31,

                                                     2000              1999
                                                -------------     -------------
Cash Flows from Operating Activities:
Net income (loss)                               $     (12,510)    $      70,083
 Adjustment to reconcile net income
  (loss) to net cash provided by
  operating activities:
    Depreciation and amortization                      77,530            80,316
    Increase (decrease) in accounts
     payable and accrued expenses
     and other                                        220,777           (61,878)
    (Increase) decrease in accounts
     receivable                                      (289,721)          144,361
                                                -------------     -------------
Net Cash Provided by (Used in)
 Operating Activities                                  (3,924)          232,882
                                                -------------     -------------
Cash Flows from Investing
 Activities:
     (Acquisition of) equipment                        (9,515)          (14,808)
                                                -------------     -------------
Net Cash by (Used in)
 Investing Activities                                  (9,515)          (14,808)
                                                -------------     -------------
Cash Flows from Financing Activities:
     (Repayments of note payable                                       (120,338)
     (Repayments) on line of
      credit                                         (100,000)                -
                                                -------------     -------------
Net Cash (Used in) Financing
 Activities                                          (100,000)         (120,338)
                                                -------------     -------------
Increase (Decrease) in Cash                          (113,439)           97,736
Cash, Beginning of Period                             160,094            62,358
                                                -------------     -------------
Cash, End of Period                             $      46,655     $     160,094
                                                =============     =============
Interest Paid                                   $       8,002     $       5,187
                                                =============     =============
Income Taxes Paid                               $       3,455     $      29,540
                                                =============     =============


The accompanying notes are an integral part of the financial statements.



                            BOBBITT & BRANSOM, INC.
           d/b/a Broughton International Enterprises & Web Solutions

                        NOTES TO FINANCIAL STATEMENTS
                          December 31, 2000 and 1999

(1) Summary of Significant Accounting Policies

    This summary of significant accounting policies of Bobbitt & Bransom, Inc. (Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

    (a)   General

    The Company was incorporated under the laws of the State of Ohio on February 28, 1996. The Company is primarily in the business of marketing of software licenses and software maintenance agreements but also markets computer hardware and provides consulting services. The Company's customer base is principally in North America. The Company has elected to use a December 31 year end.

    (b)   Per Share Information

    Per share information is determined using the weighted average number of shares outstanding during the periods after giving effect for the stock splits.

    (c)   Furniture and Equipment

    Furniture and equipment is carried at cost, net of accumulated depreciation. Depreciation is computed using principally accelerated methods over the useful lives of the assets ranging from five to ten years.

    (d)   Revenue and Expense Recognition

    The Company recognizes revenues from marketing of computer software and software maintenance agreements upon the customer placing the order. Direct shipment of the product by the independent distributors are normally within two days and therefore no material difference exists in revenue recognition based on shipments as compared to the order date. General and administrative expenses are expensed as incurred. The costs of advertising are also expensed as incurred.

    (e)   Income Taxes

    The Company uses accelerated depreciation methods for computing depreciation for income tax reporting and the straight-line method for financial statement reporting purposes. The Company uses a ten year life for amortization of goodwill for financial statement purposes and a fifteen year life for income tax reporting. At December 31, 2000 and for the years ended December 31, 2000 and 1999, there was no provisions for deferred taxes since the amounts are immaterial.

    (f)   Concentrations

    Financial instruments that potentially subject the company to concentrations of credit risk consist principally of temporary cash investments and cash equivalents and trade accounts receivables. At December 31, 2000, the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government. Most of the trade receivables are from customers in one geographic location, principally North America. The Company does not require collateral for its trade accounts receivables.

    During the year ended December 31, 1999 the Company earned revenue from one customer that comprised at 12.5% of the Company's revenue. Revenue from this customer totaled approximately $852,209 during 1999. The Company had no customers that individually totaled 10% or more of the Company's revenue for the year ended December 31, 2000.

    During the year ended December 31, 2000 the Company used two distributors for product distribution that amounted to 59% and 19%, respectively of the Company's total product distributions. The costs incurred to these two distributors were approximately $2,595,116 and $811,446, respectively. During the year ended December 31, 1999 the Company used two distributors for product distribution that amounted to 49% and 36%, respectively of the Company's total product distributions. The costs incurred to these two distributors were approximately 2,373,996 and $1,709,760, respectively.

    (g)   Cash Equivalents

    The Company considers all short term investments in securities that mature in 90 days or less to be cash equivalents.

    (h)   Allowance for Doubtful Accounts

    Based on collection experience of the Company, no allowance for doubtful accounts has been provided. Historically the Company has never had any material amounts of uncollectible accounts.

    (k)   Use of Estimates in the Preparation of Financial Statements

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    (l)   Geographic Area of Operations and Interest Rates

    The Company operates its business principally in North America. The potential for severe financial impact can result from negative effects of economic conditions within the markets or geographic areas. Since the Company's business is principally in one area, this concentration of operations results in an associated risk and uncertainty.

(2) Income Taxes

    Provisions for income taxes as compared to expected tax rates are summarized as follows:

                                                      Year ended December 31,
                                                      2000               1999
                                                     ------             ------
    Expected income tax at
     statutory rates                             $   (3,782)        $   44,782
    Effective of progressive
     tax rates and other
     differences                                      7,237            (15,242)
                                                     ------             ------
    Provision for income taxes                   $    3,455         $   29,540
                                                     ======             ======

(3) Common Stock

    The Articles of Incorporation of the Company authorize issuance of a maximum of 100 shares of no par value common stock. At December 31, 2000, 20 shares of common stock were issued and outstanding.

(4) Notes Payable

    The Company had available from a bank a line of credit in the amount of $500,000. At December 31, 2000 the Company had no outstanding balance borrowed on this line of credit. The line of credit bears interest at a variable rate of .75% over prime with the current rate of 8.75%. The line of credit is uncollateralized and is personally guaranteed by the officers of the Company.

(5) Leases

    The Company leases its office facilities through an operating lease that expires May 31, 2004. The office lease is subject to a consumer price index adjustment annually. The Company also leases certain office equipment through various operating leases that expire through 2001.

    Future minimum rentals under this operating lease are as follows:

      Year Ending December 31,
          2001                                  $  58,799
          2002                                     55,270
          2003                                     55,270
          2004                                     27,635
                                                ---------
          Total                                 $ 196,974
                                                =========

(6) Property and Equipment
          Computer equipment and software       $ 138,254
          Office equipment                         36,348
          Furniture and fixtures                   87,298
                                                ---------
          Sub-total                               261,900
          Less Accumulated Depreciation          (156,260)
                                                ---------
          Total                                 $ 105,640
                                                =========

(7) Buy/Sell Agreement

    The Company and its shareholders have entered into buy/sell agreements whereby upon death, disability or retirement, the Company would buy the shareholder's stock ownership in the Company based on a multiple of net pre-tax income as specified in the agreements. In the case of death, the buyouts would be funded by existing life insurance policies. Buyouts by the Company for reasons other than death would result in a liability to the Company. Therefore, contingent liabilities exist with respect to this matter, the ultimate resolution of which cannot presently be determined.

(8) Goodwill

    On May 1, 1996, the Company purchased certain assets and its current business for $675,000. The purchase price was allocated: $200,000 to furniture, fixtures and equipment, approximately $108,000 to accounts receivable net of accounts payable, and approximately $367,000 to goodwill. Goodwill is being amortized on a straight-line basis over ten years. Management's policy with respect to long-lived assets, including goodwill, is to periodically review the carrying amounts, at least annually, to determine if there is any impairment in the carrying value. As of December 31, 2000, management believes that there is no impairment in the carrying value of any of its long-lived assets.


                     (b) Pro Forma financial information

  Mycom Group, Inc. and Consolidated Subsidiary Bobbitt & Bransom, Inc. (B&B)
                    Pro Forma Consolidating Balance Sheet
                           As of  March 31, 2001
                                 (unaudited)



                                                     Mycom          B&B        Adjustments    Note      Total
                                                  -----------   -----------    -----------    ----   -----------
ASSETS
------
Cash                                              $   22,177    $   38,691                           $   60,868
Accounts receivable, net of allowance              1,300,546       900,891                            2,201,437
Prepaid expenses                                      21,087         4,658                               25,745
                                                  -----------   -----------    -----------    ----   -----------
  Total current assets                             1,343,810       944,240          -                 2,288,050


Property and equipment, net of depreciation          188,790        96,497                              285,287

Goodwill, net of amoritization                                     193,120      1,768,767       3     1,961,887
Other assets                                           8,239         3,535                               11,774
                                                  -----------   -----------    -----------    ----   -----------
 Total Assets                                      1,540,839     1,237,392      1,768,767             4,546,998
                                                  -----------   -----------    -----------    ----   -----------

LIABILITIES
-----------
Accounts payable & accrued expenses                1,268,296     1,012,347            -               2,280,643
Current maturities of note payable                   390,119           -          269,889       4       660,008
Current maturities of capital leases                  28,918           -                                 28,918
                                                  -----------   -----------    -----------    ----   -----------
  Total current liablilities                       1,687,333     1,012,347        269,889             2,969,569
                                                  -----------   -----------    -----------    ----   -----------
Notes payable, net of current maturities              95,466           -                                 95,466
Notes payable, related party (see note)                                           905,825       4       905,825
Obligations under capital leases, net of current      41,807                                             41,807
                                                  -----------   -----------    -----------    ----   -----------
  Total Liabilities                                1,824,606     1,012,347      1,175,714       4     4,012,667
                                                  -----------   -----------    -----------    ----   -----------

STOCKHOLDERS' EQUITY
--------------------
Common Stock                                             100            20            (20)      5           100
Additional paid in capital                           204,000       208,980        105,206     3,4,5     518,186
Retained earnings (deficit)                         (487,867)       16,045        487,867       5        16,045
                                                  -----------   -----------    -----------    ----   -----------
  Total Stockholders' Equity                        (283,767)      225,045        593,053               534,331
                                                  -----------   -----------    -----------    ----   -----------
  Total Liabilities and Stockholders' Equity      $1,540,839    $1,237,392     $1,768,767            $4,546,998



 Mycom Group, Inc. and Consolidated Subsidiary Bobbitt & Bransom, Inc. (B&B)
                       Pro Forma Statement of Operations
                  for the Three Months Ended March 31, 2001
                                (unaudited)


							Three Months Ended March 31, 2001

                                                     Mycom          B&B        Adjustments    Note      Total
                                                  -----------   -----------    -----------    ----   -----------

Revenue                                           $ 1,220,873   $ 1,594,816                          $2,815,689

Operating Expenses
------------------
  Cost of products                                        -       1,235,859                           1,235,859
  Labor and benefits                                1,050,388       280,157                           1,330,545
  Depreciation & amortization                          18,297        20,516         44,219      3        83,032
  Rent                                                 53,807        13,817                              67,624
  Other                                               258,513       150,318       (130,000)     6       278,831
                                                  -----------   -----------    -----------    ----   -----------
   Total operating expenses                         1,381,005     1,700,667        (85,781)           2,995,894
                                                  -----------   -----------    -----------    ----   -----------

Income (loss) from operations                        (160,132)     (105,851)        85,781             (180,202)

Other income (expense)
----------------------
  Interest income (expense)                           (17,120)       (5,114)       (13,800)     4       (36,034)
                                                  -----------   -----------    -----------    ----   -----------
Income (loss) before provision for income taxes      (177,252)     (110,965)        71,981             (216,236)
                                                  -----------   -----------    -----------    ----   -----------
Provision for income taxes                                -             -                                   -
                                                  -----------   -----------    -----------    ----   -----------
Net income (loss)                                 $  (177,252)  $  (110,965)   $    71,981           $ (216,236)
                                                  ===========   ===========    ===========    ====   ===========

Net income (loss) per share                          $nil                         $nil                $nil

Weighted average common shares outstanding         69,718,106                   69,718,106            69,718,106





 Mycom Group, Inc. and Consolidated Subsidiary Bobbitt & Bransom, Inc. (B&B)
                         Pro Forma Statement of Operations
                   for the twelve months ended December 31, 2001


							12 Months Ended December 31, 2001

                                                     Mycom          B&B        Adjustments    Note      Total
                                                  -----------   -----------    -----------    ----   -----------

Revenue                                           $ 4,265,002   $ 5,770,098                          $10,035,100

Operating Expenses
------------------
  Cost of products                                        -       4,373,588                            4,373,588
  Labor and benefits                                3,822,170     1,160,180       (256,000)     2      4,726,352
  Depreciation & amortization                          75,447        77,530        176,877      3        329,854
  Rent                                                206,977        55,035                              262,012
  Other                                             1,045,123       107,091                            1,152,214
                                                  -----------   -----------    -----------    ----   -----------
   Total operating expenses                         5,149,717     5,773,426        (79,123)           10,844,020
                                                  -----------   -----------    -----------    ----   -----------

Income (loss) from operations                        (884,715)       (3,328)        79,123             (808,920)

Other income (expense)
----------------------
  Interest income (expense)                           (57,251)       (5,727)       (46,448)     4      (109,426)
                                                  -----------   -----------    -----------    ----   -----------
Income (loss) before provision for income taxes      (941,966)       (9,055)        32,675             (918,346)
                                                  -----------   -----------    -----------    ----   -----------
Provision for income taxes                           (184,364)        3,455         (3,455)     1      (184,364)
                                                  -----------   -----------    -----------    ----   -----------
Net income (loss)                                 $  (757,602)  $   (12,510)   $    36,130           $ (733,982)
                                                  ===========   ===========    ===========    ====   ===========

Net income (loss) per share                       $    (0.012)                                       $   (0.012)

Weighted average common shares outstanding         63,056,802                                        63,056,802



                       Notes to Pro Forma Financial Information
                                       (unaudited)

Note 1 On August 16, 2001, Mycom issued 20,000,000 shares of its common stock pursuant to the acquisition of Bobbitt & Bransom, Inc. (an Ohio corporation), d.b.a. Broughton International (Broughton), which was then merged into Mycom. The business combination was accounted for as a reverse acquisition.

Note 2 The pro forma financial statements give effect to the business combination of Mycom and Broughton as if the combination had taken place at the beginning of the respective periods.

Note 3   Pro Forma Adjustments:

         Ref. #     Description
          1         To adjust income taxes for effect of merger
          2         To adjust officers' compensation to changed levels
          3         To record cost in excess of net assets acquired and related amortization
          4         To record note payable to Broughton owners and related
                    interest
          5         To eliminate Broughton common stock, and its Additional paid in capital, and to eliminate Mycom's retained deficit at
                    3/31/01 to additional paid in capital
          6         To eliminate Broughton merger consulting fees






                                   Signature


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MYCOM GROUP, INC.


Dated: July 2, 2001                      By: /s/ T. Clay Lehmann
                                             ----------------------
                                             T. Clay Lehmann
                                             Chief Financial Officer